Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

July 9, 2012

onG IPATH® PURE bETA eNERGY etn nOTE dESCRIPTION tHE IPATH® PURE bETA eNERGY etn IS DESIGNED TO PROVIDE INVESTORS WITH EXPOSURE TO THE bARCLAYS ¢OMMODITY iNDEX eNERGY PURE bETA tOTAL rETURN. iNDEX dESCRIPTION The Barclays Commodity Index Energy Pure Beta Total Return (the “Index”) is a sub-Index of the Barclays ¢OMMODITY iNDEX PURE bETA tr AND REFLECTS THE RETURNS THAT ARE POTENTIALLY AVAILABLE THROUGH AN UNLEVERAGED INVESTMENT IN SIX FUTURES CONTRACTS ON ENERGY COMMODITIES TRADED ON U.s. EXCHANGES. FOR EACH COMMODITY, THE iNDEX MAY ROLL INTO ONE OF A NUMBER OF FUTURES CONTRACTS WITH VARYING EXPIRATION DATES, AS SELECTED USING THE bARCLAYS PURE bETA sERIES 2 mETHODOLOGY. nOTE dETAILS ¢UMULATIVE iNDEX rETURN2 tICKER onG iNTRADAY iNDICATIVE ffALUE tICKER onG.iff ¢UsiP 06740P312 isin Us06740P3120 PRIMARY EXCHANGE nffise aRCA ffiEARLY FEE1 0.75$ FUTURES EXECUTION COST 0.10$ iNCEPTION DATE 4202011 mATURITY DATE 4182041 iSSUER bARCLAYS ¢OMMODITY iNDEX eNERGY PURE bETA tr bARCLAYS bANK Pl¢ ¢ALLABLE etn ffiES sOURCE: bARCLAYS (BASED ON DAILY RETURNS 0411-312 SINCE nOTE INCEPTION DATE). iNDEX dETAILS 2 iNDEXRETURNSAREFORILLUSTRATIVEPURPOSESONLYANDDONOTREPRESENTACTUALIPATHetnPERFORMANCE.iNDEXPERFORMANCERETURNSDONOTREFLECTANYMANAGEMENTFEES,TRANSACTIONCOSTSOREXPENSES.iNDEXESAREUNMANAGEDANDONECANNOTINVESTDIRECTLYINANINDEX.PASTPERFORMANCEDOESNOTGUARANTEEFUTURERESULTS.FOR CURRENT iNDEX AND IPATH etn PERFORMANCE, GO TO WWW.IPATHetn.COM. iNDEX NAME bARCLAYS ¢OMMODITY iNDEX eNERGY PURE bETA tr ¢OMPOSITION FUTURES ON ENERGY nUMBER OF COMPONENTS 6 bLOOMBERG iNDEX TICKER iNDEX ¢OMPOSITION b¢¢1enPt iNCEPTION DATE 1312011 bASE VALUE AND DATE 100 AS OF 12301999 iNDEX SPONSOR bARCLAYS sOURCE: bARCLAYS, AS OF 3312012. iNDEX COMPOSITION IS SUBJECT TO CHANGE. 1tHEINVESTORFEEISEQUALTOTHEffiEARLYFEETIMESTHEPRINCIPALAMOUNTOFYOURSECURITIESTIMESTHEINDEXFACTOR,CALCULATEDONADAILYBASISINTHEFOLLOWINGMANNER:tHEINVESTORFEEONTHEINCEPTIONDATEWILLEQUALZERO.oNEACHSUBSEQUENTCALENDARDAYUNTILMATURITYOREARLYREDEMPTION,THEINVESTORFEEWILLINCREASEBYANAMOUNTEQUALTOTHEffiEARLYFE ETIMESTHEPRINCIPALAMOUNTOFYOURSECURITIESTIMESTHEINDEXFACTORONTHATDAY(OR,IFSUCHDAYISNOTATRADINGDAY,THEINDEXFACTORONTHEIMMEDIATELYPRECEDINGTRADINGDAY)DIVIDEDBY365.tHEINDEXFACTORONANYGIVENDAYWILLBEEQUALTOTHECLOSINGVALUEOFTHEINDEX ON THAT DAY DIVIDED BY THE INITIAL INDEX LEVEL. tHE INITIAL INDEX LEVEL IS THE CLOSING VALUE OF THE INDEX ON THE INCEPTION DATE OF THE SECURITIES. PAGE 1 OF 3 -30$ -20$ -10$ 0$ 10$ aPR 11 JUN 11 aUG 11 oCT 11 dEC 11 FEB 12 ¢RUDE oIL 44.83$ ¢RUDE 24.66$ GAS oIL 10.31$ rbob GASOLINE FINANCIAL 7.94$ HEATING oIL 7.17$ nATURAL GAS 5.10$

onG aNNUALIZED PERFORMANCE, sTANDARD dEVIATION aND ¢ORRELATION HISTORY iNDEX ¢ORRELATIONS4 5-ffiEAR rETURN $ aNNUALIZED 3-ffiEAR rETURN $ aNNUALIZED 1-ffiEAR rETURN $ aNNUALIZED 6-MONTH rETURN $ 3-MONTH rETURN $ sTANDARD dEVIATION $ aNNUALIZED3 3.41 1.00 bARCLAYS ¢OMMODITY iNDEX eNERGY PURE bETA tr 6.03 NA 19.49 -6.28 NA s&P 500 iNDEX 12.59 25.89 8.54 23.42 2.01 2.96 0.63 ms¢i eaFe iNDEX 10.86 14.56 -5.77 17.13 -3.51 3.37 0.58 0.60 ms¢i eMERGING mARKETS iNDEXsm 14.08 19.13 -8.80 25.07 4.67 3.71 6.25 0.46 0.30 1.43 7.71 6.83 bARCLAYS U.s. aGGREGATE bOND iNDEX -0.42 -2.78 dOW JONES-Ubs ¢OMMODITY iNDEX tOTAL rETURNsm 0.89 1.23 -16.28 9.05 2.73 0.87 sOURCE: bLACKrOCK, bARCLAYS, s&P, ms¢i AND dOW JONES-Ubs, AS OF 3312012. iNDEX RETURNS ARE FOR ILLUSTRATIVE PURPOSES ONLY AND DO NOT REPRESENT ACTUAL IPATH etn PERFORMANCE. iNDEX PERFORMANCE RETURNS DO NOT REFLECT ANY MANAGEMENT FEES, TRANSACTION COSTS OR EXPENSES. iNDEXES ARE UNMANAGED AND ONE CANNOT INVEST DIRECTLY IN AN INDEX. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. FOR CURRENT iNDEX AND IPATH etn PERFORMANCE, GO TO WWW.IPATHetn.COM. 3 sTANDARDDEVIATIONISAMEASUREOFVARIABILITYFROMTHEEXPECTEDVALUE.sTANDARDdEVIATION$aNNUALIZEDISBASEDONMONTHLYRETURNSFOR311-312,ANDDESCRIBESHOWTHEANNUALRETURNSINAGIVENANNUALPERIODARELIKELYTODIFFERFROMAVERAGEANNUALIZEDRETURNS.bECAUSETHEsTANDARDdEVIATION$aNNUALIZEDISBASED ON HISTORICAL DATA, IT MAY NOT PREDICT VARIABILITY IN ANNUALIZED PERFORMANCE OF THE etnS IN THE FUTURE. sOURCE: bLACKrOCK, bARCLAYS 4 ¢ORRELATIONSBASEDONMONTHLYRETURNSFOR311-312.ORRELATIONISTHETERMUSEDTODESCRIBETHESTATISTICALRELATIONSHIPBETWEENTWOORMOREQUANTITIESORVARIABLES.PERFECTLYCORRELATEDASSETSWILLHAVEACORRELATIONCOEFFICIENTOFONE,WHILETHECORRELATIONCOEFFICIENTWILLBEZEROWHENRETURNSONTWOASSETSARECOMPLETELY INDEPENDENT. sOURCE: bLACKrOCK, bARCLAYS sELECTED rISK ¢ONSIDERATIONS aNINVESTMENTINTHEIPATHetnSDESCRIBEDHEREIN(THE“ETNs”)INVOLVESRISKS.sELECTEDRISKSARESUMMARIZEDHERE,BUTWEURGEYOUTOREADTHEMOREDETAILEDexplanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. ffiOUmAYlOSEsOMEORaLLOFffiOURPRINCIPAL:tHEetnSAREEXPOSEDTOANYDECREASEINTHELEVELOFTHEUNDERLYINGINDEXBETWEENTHEINCEPTIONDATEANDTHEAPPLICABLEVALUATIONDATE.aDDITIONALLY,IFTHELEVELOFTHEUNDERLYINGINDEXISINSUFFICIENTTOOFFSETTHENEGATIVEEFFECTOFTHEINVESTORFEEANDOTHERAPPLICABLECOSTS,YOUWILLLOSESOMEORALLOFYOURI NVESTMENTATMATURITYORUPONREDEMPTION,EVENIFTHEVALUEOFSUCHINDEXHASINCREASED.bECAUSETHEetnSARESUBJECTTOANINVESTORFEEANDANYOTHERAPPLICABLECOSTS,THERETURNONTHEetnSWILLALWAYSBELOWERTHANTHETOTALRETURNONADIRECTINVESTMENTINTHEINDEXCOMPONENTS. tHE etnS ARE RISKIER THAN ORDINARY UNSECURED DEBT SECURITIES AND HAVE NO PRINCIPAL PROTECTION. ¢REDITOFbARCLAYSbANKPl¢:tHEetnSAREUNSECUREDDEBTOBLIGATIONSOFTHEISSUER,bARCLAYSbANKPl¢,ANDARENOT,EITHERDIRECTLYORINDIRECTLY,ANOBLIGATIONOFORGUARANTEEDBYANYTHIRDPARTY.aNYPAYMENTTOBEMADEONTHEetnS,INCLUDINGANYPAYMENTATMATURITYORUPONREDEMPTION,DEPENDSONTHEABILITYOFbARCLAYSbANKPl¢TOSATISFYITSOBLIGATIONSASTHEYC OMEDUE.aSARESULT,THEACTUALANDPERCEIVEDCREDITWORTHINESSOFbARCLAYSbANKPl¢WILLAFFECTTHEMARKETVALUE,IFANY,OFTHEetnSPRIORTOMATURITYORREDEMPTION.iNADDITION,INTHEEVENTbARCLAYSbANKPl¢WERETODEFAULTONITSOBLIGATIONS,YOUMAYNOTRECEIVE ANY AMOUNTS OWED TO YOU UNDER THE TERMS OF THE etnS. iSSUERrEDEMPTION:iFSPECIFIEDINTHEAPPLICABLEPROSPECTUS,bARCLAYSbANKPl¢WILLHAVETHERIGHTTOREDEEMOR“call”ASERIESOFetnS(INWHOLEBUTNOTINPART) AT ITS SOLE DISCRETION AND WITHOUT YOUR CONSENT ON ANY TRADING DAY ON OR AFTER THE INCEPTION DATE UNTIL AND INCLUDING MATURITY. IP-onG-i0312 bARCLAYSPUREbETAsERIES2mETHODOLOGY:tHEbARCLAYSPUREbETAsERIES2mETHODOLOGYSEEKSTOMITIGATEDISTORTIONSINTHECOMMODITIESMARKETSASSOCIATEDWITHINVESTMENTFLOWSANDSUPPLYANDMANDDISTORTIONS.HOWEVER,THEREISNOGUARANTEETHATTHEPUREbETAsERIES2mETHODOLOGYWILLSUCCEEDINTHESEOBJECTIVESANDANINVESTMENTINTHEetnSLINKEDTOINDI CESUSINGTHISTHODOLOGYMAYUNDERPERFORMCOMPAREDTOANINVESTMENTINATRADITIONALCOMMODITY INDEX LINKED TO THE SAME COMMODITIES. PAGE 2 OF 3

onG tOP iNDEX HOLDINGS ¢OMPONENT tICKER fiEIGHT $ sECTOR ¢RUDE oIL ¢l 44.83 enerGffi ¢RUDE ¢o 24.66 enerGffi GAS oIL Qs 10.31 enerGffi enerGffi rbob GASOLINE FINANCIAL flb 7.94 HEATING oIL Ho 7.17 enerGffi nATURAL GAS nG 5.10 enerGffi sOURCE: bARCLAYS, AS OF 3312012. iNDEX COMPOSITION IS SUBJECT TO CHANGE. mARKETANDffOLATILITYrISK:tHEPRICESOFPHYSICALCOMMODITIES,INCLUDINGTHECOMMODITIESUNDERLYINGTHEINDEXCOMPONENTS,CANFLUCTUATEWIDELYDUETOSUPPLYANDDEMANDDISRUPTIONSINMAJORPRODUCINGORCONSUMINGREGIONS.aDDITIONALLY,THEMARKETVALUEOFTHEetnSMAYBEINFLUENCEDBYMANYUNPREDICTABLE FACTORS INCLUDING CHANGES IN SUPPLY AND DEMAND RELATIONSHIPS, GOVERNMENTAL POLICIES AND ECONOMIC EVENTS. ¢ONCENTRATIONrISK:bECAUSETHEetnSARELINKEDTOANINDEXCOMPOSEDOFFUTURESCONTRACTSONASINGLECOMMODITYORINONLYONECOMMODITYSECTOR,THEetnS ARE LESS DIVERSIFIED THAN OTHER FUNDS. tHE etnS CAN THEREFORE EXPERIENCE GREATER VOLATILITY THAN OTHER FUNDS OR INVESTMENTS. atRADINGmARKETFORTHEetnSmAYnOTdEVELOP:aLTHOUGHTHEetnSARELISTEDONnffiseaRCA,ATRADINGMARKETFORTHEetnSMAYNOTDEVELOPANDTHELIQUIDITY OF THE etnS MAY BE LIMITED, AS WE ARE NOT REQUIRED TO MAINTAIN ANY LISTING OF THE etnS. nO iNTEREST PAYMENTS FROM THE etnS: ffiOU MAY NOT RECEIVE ANY INTEREST PAYMENTS ON THE etnS. rESTRICTIONSONTHEmINIMUMnUMBEROFetnSANDdATErESTRICTIONSFORrEDEMPTIONS:ffiOUMUSTREDEEMATLEAST50,000etnSOFTHESAMESERIESATONETIMEINORDERTOEXERCISEYOURRIGHTTOREDEEMYOURetnSONANYREDEMPTIONDATE.ffiOUMAYONLYREDEEMYOURetnSONAREDEMPTIONDATEIFWERECEIVEANOTICE OF REDEMPTION FROM YOU BY CERTAIN DATES AND TIMES AS SET FORTH IN THE PRICING SUPPLEMENT. UNCERTAINtAXtREATMENT:sIGNIFICANTASPECTSOFTHETAXTREATMENTOFTHEetnSAREUNCERTAIN.ffiOUSHOULDCONSULTYOUROWNTAXADVISORABOUTYOUROWNTAXSITUATION. bARCLAYSbANKPl¢HASFILEDAREGISTRATIONSTATEMENT(INCLUDINGAPROSPECTUS)WITHTHEse¢FORTHEOFFERINGTOWHICHTHISCOMMUNICATIONRELATES.bEFOREYOUINVEST,YOUSHOULDREADTHEPROSPECTUSANDOTHERDOCUMENTSbARCLAYSbANKPl¢HASFILEDWITHTHEse¢FORMORECOMPLETEINFORMATIONABOUTTHEISSUERANDTHISOFFERING.ffiOUMAYGETTHESEDOCUMENTSFORFREEBY VISITINGWWW.IPATHetn.COMORedGarONTHEse¢WEBSITEATWWW.SEC.GOV.aLTERNATIVELY,bARCLAYSbANKPl¢WILLARRANGEFORbARCLAYS¢APITALiNC. TOSENDYOUTHEPROSPECTUSIFYOUREQUESTITBYCALLING TOLL-FREE 1-877-764-7284,ORYOU MAY REQUEST A COPY FROM ANY OTHER DEALER PARTICIPATING IN THE OFFERING. bLACKrOCK iNVESTMENTS, ll¢, ASSISTS IN THE PROMOTION OF THE IPATH etnS. tHEetnSMAYBESOLDTHROUGHOUTTHEDAYONTHEEXCHANGETHROUGHANYBROKERAGEACCOUNT.¢OMMISSIONSMAYAPPLYANDTHEREARETAXCONSEQUENCESINTHEEVENT OF SALE, REDEMPTION OR MATURITY OF etnS. IP-onG-i0312 eACH OF THE bARCLAYS COMMODITIES INDICES REFERENCED HEREIN IS A TRADEMARK OF bARCLAYS bANK Pl¢. ©2012bARCLAYSbANKPl¢.aLLRIGHTSRESERVED.IPATH,IPATHetnSANDTHEIPATHLOGOAREREGISTEREDTRADEMARKSOFbARCLAYSbANKPl¢.aLLOTHERTRADEMARKS,SERVICEMARKS OR REGISTERED TRADEMARKS ARE THE PROPERTY, AND USED WITH THE PERMISSION, OF THEIR RESPECTIVE OWNERS. IP-0551-0512 1-877-764-7284 WWW.IPATHETN.COM PAGE 3 OF 3 nOT Fdi¢ iNSURED - nO bANK GUARANTEE - mAY lOSE ffALUE